Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Bio-Path Holdings, Inc.

Bellaire, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-215205, 333-221610 and 333-231537) and Form S-8 (File Nos. 333-156054, 333-223111 and 333-236390) of Bio-Path Holdings, Inc. of our report dated March 5, 2020, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP
Salt Lake City, Utah
March 5, 2020